Exhibit 23.1

JOHN J. GEIB
Chartered Accountant
Southcentre Executive Tower
405, 11012 Mecleod Trails South
Calgary, Alberta T2J 6A5

Board of Directors
Alberta Exploration Company
Calgary, Alberta
Canada

CONSENT OF CHARTERED ACCOUNTANT

I consent to the use of my report dated December 11, 2001, on the financial statements of Alberta Exploration Company as of November 30, 2001, and the period from July 13, 2001 (inception) to November 30, 2001, and the inclusion of my name under the heading "Experts" in the form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ John J. Geib
John J. Geib
Chartered Accountant
Calgary, Alberta

January 24, 2002